Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 906 of Sarbanes Oxley Act of 2002

In Connection with the Quarterly Report of Berry Petroleum Company (the “Company”) on Form 10-Q for the period ending June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Shawn M. Canaday, Vice President, Controller and Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Shawn M. Canaday
Shawn M. Canaday
July 25, 2008	Vice President, Controller and Interim Chief Financial Officer